Exhibit 8.1

Sidley Austin LLP 1000 Louisiana Street Suite 5900 Houston, TX 77002 +1 713 495 4500 +1 713 495 7799 Fax AMERICA ● ASIA PACIFIC ● EUROPE

December 6, 2024

Aurous Resources

Inanda Greens Business Park Block A

Wierda Gables

54 Wierda Rd West, Wierda Valley

Sandton, 2196 South Africa

Rigel Resources Acquisition Corp

7 Bryant Park

1045 Avenue of the Americas, Floor 25

New York, NY 10018

Re: Registration Statement on Form F-4

Ladies and Gentlemen:

We are United States tax counsel to Rigel Resource Acquisition Corp, a Cayman Islands exempted company (“Rigel”) in connection with the preparation of the registration statement on Form F-4 (as amended, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 333-280972) originally filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2024, under the Securities Act of 1933, as amended (the “Securities Act”), by Aurous Resources, a Cayman Islands exempted company (“Aurous”).

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of March 11, 2024 (the “Agreement”), by and among Blyvoor Gold Resources Proprietary Limited, a South African private limited liability company, Blyvoor Gold Operations Proprietary Limited, a South African private limited liability company, Rigel, Aurous (f/k/a RRAC NewCo), and RRAC Merger Sub, a Cayman Islands exempted company. Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement or the Agreement, as applicable.

You have requested our opinion concerning the discussion of the Merger set forth in the section entitled “Material Tax Considerations—United States Federal Income Tax Considerations to U.S. Holders—The Merger” in the Registration Statement (the “Tax Disclosure”). This opinion is based on various facts and assumptions, and is conditioned upon certain representations made to us by Aurous and Rigel as to factual matters through officer’s certificates (an “Officer’s Certificate”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a.	All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Transactions (as defined below);

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

b.	All factual representations, warranties, covenants and statements made or agreed to by the parties to (i) the Registration Statement, (ii) the Agreement, (iii) the Officer’s Certificates and (iv) such other documents as we have deemed necessary or appropriate for purposes to enable us to render the opinion set forth below (clauses (i) - (iv) collectively, the “Transaction Documents”), are true, correct and complete as of the date hereof and will remain true, correct and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c.	The descriptions of Rigel in the Registration Statement, the registration statement filed in connection with Rigel’s initial public offering, and Rigel’s other public filings are true, accurate and complete;

d.	The descriptions of Aurous in the Registration Statement and Aurous’ other public filings are true, accurate and complete;

e.	The description of the Merger and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate and complete, the Business Combination will be consummated in accordance with such description and with the Transaction Documents, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Transaction Documents; and

f.	The Transaction Documents represent the entire understanding of the parties with respect to the Transactions, there are no other written or oral agreements regarding the Transactions other than the Transaction Documents, and none of the material terms and conditions thereof have been or will be waived or modified.

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. No opinion is expressed as to any transactions in connection with the Transactions, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, subject to the assumptions, limitations and qualifications stated therein, and, as further described in the Tax Disclosure, does not address (i) the U.S. federal income tax treatment of any holder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, and (ii) any matter arising in connection with the “passive foreign investment company” rules of Sections 1291 to 1297 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the headings “Material Tax Considerations—United States Federal Income Tax Considerations to U.S. Holders—The Merger” insofar as they address the material U.S. federal income tax considerations of the Merger for U.S. Holders of Rigel Class A Ordinary Shares and Rigel Public Warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise herein and therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name and this opinion in the Tax Disclosure. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sidley Austin LLP

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